EXHIBIT 99.1

Party City Advances Strategy to Create North America’s Leading Party Platform

Enters Agreement to Sell Certain International Operations to Endless LLP

Establishes Joint Venture for Costume Sourcing and Manufacturing Operations in Asia

ELMSFORD, N.Y., Dec. 9, 2020 — Party City Holdco Inc. (the “Company” or “Party City”; NYSE:PRTY) today announced that it has entered into a definitive agreement to sell a substantial portion of its international operations (“Amscan International”) to Endless LLP, a U.K. based private equity investor (“Endless”), for a total transaction value of approximately US$59 million, including US$45 million of cash proceeds and approximately US$14 million of excess cash and other adjustments to be returned to the Company. The business being sold includes Party City’s international wholesale, retail and e-commerce businesses in the U.K., Ireland, Germany, Australia, New Zealand and Asia, which operate under a number of trade names, including Amscan International, Party Delights, and Livario, as well as several website brands in Europe.

As part of the agreement, Party City and Amscan International will also form a joint venture partnership for Party City’s costume sourcing and manufacturing business in Asia, currently part of Amscan Asia. Party City will retain its other existing sourcing operations.

“We believe this transaction represents another positive step in our transformation strategy,” said Brad Weston, Chief Executive Officer of Party City. “The sale of these assets enables us to focus on our core North American retail and wholesale operations, where we see the greatest opportunities for profitable growth, while maintaining the benefits of our vertically integrated structure. We are excited about the progress we are making to reinforce our position as the leading party platform in North America.”

Mr. Weston continued, “Endless has a strong track record of supporting international consumer-oriented businesses, and we believe they are the right partner to take Amscan International into the future. We believe that this transaction will be seamless for global customers and vendors and create new opportunities for our associates, who work so hard every day to help our customers continue to inspire celebrations, even in this challenging environment.”

Matthew Jubb, Partner at Endless, said, “We are delighted to have reached an agreement to acquire Amscan International, which we believe is a hugely exciting opportunity for us. We look forward to backing the management team with their exciting vision for the future development of the business. We look forward to sharing more details following completion.”

Additional Transaction Details

The business being sold will be led by Amscan International’s existing management team of Gary Panons, CEO of Amscan International, and Joe Hennigan, CFO/COO of Amscan International.

The joint venture for the costume sourcing and manufacturing business will include Party City’s costume product development, sampling and sourcing in Asia and its manufacturing in Madagascar. It will be governed by a Board of Directors consisting of members from both Party City and Amscan International.

Party City will continue to sell foil balloons and party products into the international territory through supply agreements with Amscan International. Coupled with the continuation of its other existing sourcing operations, Party City expects its supply chain to remain unchanged following the transaction.

The transaction is expected to close by the end of calendar year 2020, subject to customary approvals and closing conditions.

Party City intends to use the transaction proceeds and returned excess cash for general corporate purposes.

Kurzman Eisenberg Corbin & Lever, LLP is serving as Party City’s legal counsel in the US, and Osborne Clarke is serving as legal counsel in the UK.

About Party City (NYSE: PRTY)

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 850 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, including Party City’s expectations regarding its belief that the transaction represents a positive step in the Party City’s transformation strategy, the belief that North American retail and wholesale operations are the greatest opportunities for profitable growth and that the transaction will be seamless for global customers and vendors and will create new opportunities for Party City’s associates. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: potential risks and uncertainties relating to the ultimate geographic spread of COVID-19; the severity of the COVID-19 pandemic; the duration of the COVID-19 pandemic; actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact; the potential negative impacts of COVID-19 on the global economy and foreign sourcing; the impacts of COVID-19 on our financial condition and business operation; our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of helium shortages on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions, including as a result of the COVID-19 pandemic; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

Contacts

Investor Relations

Farah Soi / Rachel Schacter

ICR

203-682-8200

InvestorRelations@partycity.com

Media Relations

Leigh Parrish / Barrett Golden / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449